Exhibit 99

FOR IMMEDIATE RELEASE	Investor Contact: Chris Gay 308-255-2905 Cabela’s Incorporated Media Contact: Joe Arterburn 308-255-1204 Cabela’s Incorporated

CABELA'S INC. REPORTS THIRD QUARTER FISCAL 2008 RESULTS
AND UPDATES FISCAL 2008 OUTLOOK
-Total Revenue Increased 11.9% to a Record $611.8 Million
-Company Reported Q3 Diluted EPS of $0.15
-Inventory level decreased 3% year over year

SIDNEY, Neb. (October 30, 2008) – Cabela's Incorporated (NYSE: CAB), the World's Foremost Outfitter® of hunting, fishing and outdoor gear, today reported financial results for its third fiscal quarter ended September 27, 2008.

Total revenue for the third quarter of 2008 increased 11.9% to $611.8 million compared to $546.8 million for the third quarter of 2007.  Net income for the third quarter of 2008 was $9.7 million, or $0.15 per diluted share, compared to $13.2 million, or $0.20 per diluted share, for the third quarter of 2007.

In the third quarter of 2008, retail store revenue increased 27.5% to $328.0 million with a same store sales decrease of 9.0%; direct revenue was $241.2 million; and financial services revenue was $41.9 million.

Total revenue for the nine months ended September 27, 2008, increased 14.6% to $1.67 billion compared to $1.46 billion for the same period last year.  Net income for the nine months ended September 27, 2008, was $27.0 million, or $0.40 per diluted share, compared to $31.6 million, or $0.47 per diluted share, for the nine months ended September 29, 2007.

"The challenging macro-environment, general consumer concerns about the economy and the unprecedented events in the financial markets impacted sales trends in our business during the quarter," said Dennis Highby, Cabela's President and Chief Executive Officer.  "We continue to monitor our business carefully and remain focused on managing factors within our control, including executing on our profit-improvement initiatives, implementing additional cost reductions and aggressively managing inventory levels.  To that end, we have experienced significant improvements in inventory levels and cash generated from operations.  Additionally, despite the difficult environment we continue to gain market share, grow our direct customer file and add Cabela's CLUB Visa cardholders.  The significant progress we have made in these areas positions us extremely well for future market share growth."

"During the third quarter, we opened our first next generation store and are very pleased with the initial results," Highby said. "At approximately 80,000 square feet, our next generation store in Rapid City, South Dakota, is designed to be smaller, more flexible and efficient, and less capital intensive than our more traditional stores. We will closely monitor the performance of this new prototype and expect to roll out similar-sized stores in the years ahead."

 "We head into the fourth quarter fully cognizant of the current environment and its potential impact on the upcoming holiday selling season," Highby said. "Therefore, we believe it is prudent to adopt a more conservative outlook and now expect high single-digit percentage revenue growth for fiscal 2008.  Additionally, we expect a low to mid-teen percentage decline in earnings per share for fiscal 2008 as compared to fiscal 2007.  This compares to our previous guidance of mid-teen percentage revenue growth and mid-single-digit percentage earnings per share growth for fiscal 2008. Importantly, Cabela's leadership position in the market, its powerful brand, multi-channel operating model, strong cash flows and high level of customer service will serve us well, not only during these difficult times but for many years to come."

Conference Call Information

A conference call to discuss third quarter fiscal 2008 operating results is scheduled for today (Thursday, October 30, 2008) at 4:30 p.m. Eastern Time.  A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela's website at www.cabelas.com.  A replay of the call will be archived on www.cabelas.com.

About Cabela's Incorporated

Cabela's Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world's largest direct marketer, of hunting, fishing, camping and related outdoor merchandise.  Since the Company's founding in 1961, Cabela's® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World's Foremost Outfitter®.  Through Cabela's growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service.  Cabela's also issues the Cabela's CLUB® Visa credit card, which serves as its primary customer loyalty rewards program.  Cabela's stock is traded on the New York Stock Exchange under the symbol "CAB".

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company's beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company.  Such forward-looking statements include, but are not limited to, the Company's statements regarding expected high single-digit percentage revenue growth for fiscal 2008, expected low to mid-teen percentage decline in earnings per share for fiscal 2008, and expected store openings.  Forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements.  These risks and uncertainties include, but are not limited to: the strength of the economy; the level of discretionary consumer spending; changes in consumer preferences and demographic trends; changes in the credit markets or the availability of credit; the Company's ability to successfully execute its multi-channel strategy; the ability to negotiate favorable purchase, lease, and/or economic development arrangements for new retail store locations; expansion into new markets; market saturation due to new retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support our growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company's products; trade restrictions; political or financial instability in countries where the goods the Company sells are manufactured; adverse fluctuations in foreign currencies; increases in postage rates or paper and printing costs; supply and delivery shortages or interruptions caused by system changes or other factors; adverse or unseasonal weather conditions; fluctuations in operating results; the cost of fuel increasing; road construction around the Company's retail stores; labor shortages or increased labor costs; increased government regulation; inadequate protection of the Company's intellectual property; the Company's ability to protect its brand and reputation; changes in accounting rules applicable to securitization transactions; any downgrade of the ratings on the outstanding notes issues by the Company's financial services business' securitization trust; decreased interchange fees received by the Company's financial services business as a result of credit card industry litigation; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company's filings with the SEC (including the information set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended December 29, 2007, and in Part II, Item 1A, of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2008), which filings are available at the Company's website at www.cabelas.com and the SEC's website at www.sec.gov.  Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company's forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Dollars in Thousands Except Earnings Per Share) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
REVENUE:
Merchandise sales	$569,202	$499,182	$1,540,753	$1,325,245
Financial services revenue	41,896	44,749	120,857	121,497
Other revenue	702	2,878	11,681	13,357
Total revenue	611,800	546,809	1,673,291	1,460,099

COST OF REVENUE (exclusive of depreciation and amortization)	376,057	322,584	1,006,245	860,713

SELLING, DISTRIBUTION, AND ADMINISTRATIVE EXPENSES	214,898	199,879	610,263	542,397

OPERATING INCOME	20,845	24,346	56,783	56,989

INTEREST (EXPENSE) INCOME, NET	(7,510)	(4,178)	(22,399)	(11,985)

OTHER NON-OPERATING INCOME, NET	1,616	1,004	5,230	5,353

INCOME BEFORE PROVISION FOR INCOME TAXES	14,951	21,172	39,614	50,357

PROVISION FOR INCOME TAXES	5,229	7,940	12,657	18,719

NET INCOME	$9,722	$13,232	$26,957	$31,638

EARNINGS PER COMMON SHARE:
Basic	$0.15	$0.20	$0.41	$0.48

Diluted	$0.15	$0.20	$0.40	$0.47

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	66,648,175	65,825,895	66,261,993	65,701,443

Diluted	67,051,493	67,031,102	67,105,399	67,317,482

CABELA'S INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands) (Unaudited)

ASSETS	September 27, 2008	December 29, 2007	September 29, 2007

CURRENT
Cash and cash equivalents	$207,282	$131,182	$103,114
Accounts receivable	31,269	46,857	30,657
Credit card loans	134,891	191,893	172,299
Inventories	649,155	608,159	669,544
Prepaid expenses and other current assets	153,590	116,297	131,587
Income taxes receivable	2,786	--	11,113
Total current assets	1,178,973	1,094,388	1,118,314

Property and equipment, net	905,961	904,052	862,554
Land held for sale or development	36,539	34,802	34,186
Retained interests in securitized loans	43,170	51,777	46,378
Economic development bonds	101,583	98,035	80,687
Other assets	32,260	29,776	22,655

TOTAL ASSETS	$2,298,486	$2,212,830	$2,164,774

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
Accounts payable and unpresented checks	$210,208	$281,391	$351,653
Gift certificates and credit card and loyalty rewards programs	168,194	184,257	141,030
Accrued expenses	104,229	139,510	111,413
Time deposits	122,261	49,219	25,044
Short-term borrowings of financial services subsidiary	--	100,000	50,000
Current maturities of long-term debt	26,579	26,785	26,760
Income taxes payable and deferred income taxes	13,496	49,942	21,774
Total current liabilities	644,967	831,104	727,674

LONG-TERM LIABILITIES	787,477	553,167	666,707

STOCKHOLDERS' EQUITY	866,042	828,559	770,393

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,298,486	$2,212,830	$2,164,774

CABELA'S INCORPORATED AND SUBSIDIARIES SEGMENT INFORMATION (Dollars in Thousands) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007

Revenue:
Retail	$327,974	$257,282	$855,973	$641,599
Direct	241,228	241,900	684,780	683,646
Financial Services	41,896	44,749	120,857	121,497
Other	702	2,878	11,681	13,357
Total revenue	$611,800	$546,809	$1,673,291	$1,460,099

Operating Income (Loss):
Retail	$30,084	$26,940	$79,429	$66,403
Direct	33,513	40,897	93,368	107,356
Financial Services	11,961	9,569	33,928	26,961
Other	(54,713)	(53,060)	(149,942)	(143,731)
Total operating income	$20,845	$24,346	$56,783	$56,989

As a Percentage of Total Revenue:
Retail revenue	53.6%	47.1%	51.2%	44.0%
Direct revenue	39.4	44.2	40.9	46.8
Financial Services revenue	6.9	8.2	7.2	8.3
Other revenue	0.1	0.5	0.7	0.9
Total revenue	100.0%	100.0%	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	9.2%	10.5%	9.3%	10.4%
Direct operating income	13.9	16.9	13.6	15.7
Financial Services operating income	28.5	21.4	28.1	22.2
Total operating income (1)	3.4%	4.5%	3.4%	3.9%
__________________

(1)  The percentage of total operating income is a percentage of total consolidated revenue.

CABELA'S INCORPORATED AND SUBSIDIARIES
FINANCIAL SERVICES REVENUE AS REPORTED ON A GAAP BASIS
(Dollars in Thousands)
(Unaudited)

Financial Services Information:

The following table summarizes the results of the Company's financial services segment on a generally accepted accounting principles ("GAAP") basis.  For credit card loans securitized and sold, the loans are removed from the Company's consolidated balance sheet and the net earnings on these securitized assets after paying outside investors are reflected as a component of securitization income on a GAAP basis.  Net interest income on a GAAP basis includes interest and fee income, interest expense and provision for loan losses for the credit card loans receivable the Company owns.  Non-interest income on a GAAP basis includes servicing income, gains on sales of loans and income recognized on retained interests, as well as interchange income on the entire managed portfolio.

Financial Services Revenue as Reported on a GAAP Basis:
	Three Months Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007

Interest and fee income, net of provision for loan losses	$10,509	$9,139	$29,632	$20,233

Interest expense	(2,831)	(1,807)	(8,993)	(4,252)

Net interest income, net of provision for loan losses	7,678	7,332	20,639	15,981

Non-interest income:
Securitization income	47,573	50,679	136,923	144,315
Other non-interest income	17,273	13,592	49,914	36,072
Total non-interest income	64,846	64,271	186,837	180,387
Less: Customer rewards costs	(30,628)	(26,854)	(86,619)	(74,871)

Financial Services revenue	$41,896	$44,749	$120,857	$121,497

CABELA'S INCORPORATED AND SUBSIDIARIES
MANAGED FINANCIAL SERVICES REVENUE PRESENTED ON A NON-GAAP BASIS
(Dollars in Thousands)
(Unaudited)

"Managed" credit card loans represent credit card loans receivable owned by the Company plus securitized credit card loans.  Since the financial performance of the managed portfolio has a significant impact on the earnings received from servicing the portfolio, the Company believes the following table on a "managed" basis is important information to analyze revenue in the financial services segment.  The following non-GAAP presentation reflects the financial performance of the credit card loans receivable owned by the Company plus those that have been sold and includes the effect of recording the retained interest at fair value.  Interest income, interchange income (net of customer rewards) and fee income on both the owned and securitized portfolio are recorded in their respective line items.  Interest paid to outside investors on the securitized credit card loans is included with other interest costs and included in interest expense.  Credit losses on the entire managed portfolio are included in provision for loan losses.  Although the Company's consolidated financial statements are not presented in this manner, management reviews the performance of the managed portfolio in order to evaluate the effectiveness of the Company's origination and collection activities, which ultimately affects the income received for servicing the portfolio.

Managed Financial Services Revenue Presented on a Non-GAAP Basis:
	Three Months Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
Interest income	$49,709	$48,465	$148,062	$136,010
Interchange income, net of customer rewards costs	19,854	16,940	57,677	46,690
Other fee income	10,667	7,425	26,135	19,502
Interest expense	(21,569)	(21,776)	(62,875)	(60,187)
Provision for loan losses	(16,632)	(8,931)	(43,453)	(23,374)
Other	(133)	2,626	(4,689)	2,856
Managed Financial Services revenue	$41,896	$44,749	$120,857	$121,497

Managed Financial Services Revenue as a Percentage of Average Managed Credit Card Loans:

Interest income	9.2%	11.2%	9.7%	11.1%
Interchange income, net of customer rewards costs	3.7	3.9	3.8	3.8
Other fee income	2.0	1.7	1.7	1.6
Interest expense	(4.0)	(5.0)	(4.1)	(4.9)
Provision for loan losses	(3.1)	(2.1)	(2.9)	(1.9)
Other	--	0.6	(0.3)	0.2
Managed Financial Services revenue	7.8%	10.3%	7.9%	9.9%

Average managed credit card loans	2,153,089	1,730,886	2,043,142	1,633,446

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